SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549


                                   FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:  July 1, 1997



                          COMPAQ COMPUTER CORPORATION
            (Exact Name of Registrant as Specified in Charter)



            DELAWARE                         1-9026             76-0011617
(State  or  Other  Jurisdiction           (Commission         (IRS Employer
      of  Incorporation)                  File Number)      Identification No.)



                    20555 SH 249, HOUSTON, TEXAS 77070-2698
                    (Address of Principal Executive Offices)


                               (281) 370-0670
              (Registrant's telephone number, including area code)







Item 5.    Other Events.

     In a release dated July 1, 1997, Compaq Computer Corporation (NYSE: CPQ) announced that its Board of Directors approved a five-for-two stock split in the form of a stock dividend. The record date for the stock split is July 14, 1997. Shareholders of record as of that date will receive three additional shares of common stock for every two shares they own on that date. Distribution of new shares will be mailed on or about July 28, 1997. As of June 30, 1997, Compaq had 276 million shares outstanding.Upon completion of the split, the number will increase to 690 million shares outstanding. In addition, the number of shares that would be issued in the recently announced proposed merger with Tandem Computers Incorporated would be appropriately adjusted to reflect the stock split. The press release announcing the split is attached as Exhibit 99.


Item 7.    Exhibit - Index

     Exhibit 99 -- News Release dated July 1, 1997, announcing a five-for-two stock split.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




July 1, 1997                                    COMPAQ COMPUTER CORPORATION





                                                _______________________________
                                                Earl L. Mason
                                                Senior Vice President and Chief
                                                Financial Officer
                                                (as authorized officer and as
                                                principal financial officer)